Exhibit 99.1

Helmerich & Payne, Inc. Meetings with Investors October 4-6, 2016

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this presentation, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

Very strong balance sheet Most capable land drilling fleet Market share leader in the U.S. Robust term contract backlog Operational strategy focused on continued innovation, safety, performance excellence, reliability and customer satisfaction. About Helmerich & Payne (H&P)

H&P’s Strong Balance Sheet (As of June 30, 2016) 1. Total Capitalization is defined as Total Debt plus Shareholders' Equity. Total-Debt-to-Total-Capitalization Ratio1 Source: Company Filings.

Current Dividend Yields Source: Thomson Reuters. Yields calculated as of market close on September 30, 2016.

H&P’s Global Rig Fleet * Estimates include existing rigs and announced new build commitments.

# H&P U.S. Land Fleet – Family of Solutions

## Rig Power Type


3,000 hp
SCR Rigs (2)
AC Drive
FlexRigs
(346)

## FlexRig Type


FlexRig5
(Pad*)
(51)
FlexRig3
(123)
FlexRig4
(Pad*)
(50)
FlexRig4
(28)
FlexRig3
(Pad*)
(94)

## Pad* AC Drive FlexRigs


Other**
FlexRigs
(151)
Pad*
FlexRigs
(195)

## Drawworks Horsepower


1,150 hp AC
Drive
FlexRigs (22)
3,000 hp
SCR Rigs (2)
1,500 hp AC
Drive
FlexRigs
(324)

* Optimal for multiple-well pad drilling applications.

** Approximately 123 FlexRig3s and 6 FlexRig4s of the 151 “Other FlexRigs” can be upgraded to Pad* FlexRigs.

**Most Advanced Fleet**

U.S. Land Market Share Leader Note: The above estimates corresponding to market share are derived from Rig Data. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. Market Leader As of September 2016 (~530 Active Rigs in U.S. Land)

H&P Global Fleet Under Term Contract Strong Backlog The above term contract coverage excludes long-term contracts for which the Company received early contract termination notifications as of 10/4/16. Given notifications as of 10/4/16, the Company expects to generate approximately $30 million in the fourth fiscal quarter of 2016 and over $40 million thereafter from early terminations corresponding to long-term contracts. About 50% of the mentioned early termination revenues that the Company expects to be recognized after the third fiscal quarter of 2016 have already been invoiced and collected and were included in the current liability section of our June 30, 2016 balance sheet as deferred revenue. All of the above rig contracts include provisions for early termination fees. Some of the new build deliveries may be delayed in exchange for compensation from customers, but the corresponding total backlog would remain the same or potentially increase. *

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data. The category “Large Operators” includes majors and large independent E&P operators.

U.S. Land Drilling Market Conditions Some E&P companies have announced budget increases and rig count additions, but many still remain on the sidelines. The U.S. land active rig count has significantly increased over the last few months. Shale customers have high expectations, and well complexity is increasing as a result of extended laterals. Extended laterals require rigs with greater capability, and 1,500 hp AC rigs are the rig of choice.

Drilling Activity in the U.S.

Note: The above estimates corresponding to horizontal and directional rig activity by power type are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs. U.S. Land Horizontal and Directional Activity (As of September 2016)

# The Replacement Cycle: Customer Adoption

## U.S. Land Market (as of September 2016)

**Top 10 E&P Operators**
(~130 Active Rigs by Power Type)


Legacy Rigs
17%
AC Drive
Rigs
83%

**Next ~75 E&P Operators**
(~245 Active Rigs by Power Type)


Legacy
Rigs
35%
AC Drive
Rigs
65%

**Remaining E&P Operators**
(~155 Active Rigs by Power Type)


Legacy
Rigs
58%
AC Drive
Rigs
42%

| Top 10 E&P Operators | Next ~75 E&P Operators | Remaining E&P Operators |
|---|---|---|
| They represent the 10 most active E&P operators and employ ~24% of the industry's active drilling rigs. | They represent the next ~75 most active operators and employ ~47% of the industry's active drilling rigs. | They represent all other remaining active operators and employ ~29% of the industry's active drilling rigs. |
| ~94% of their rigs are drilling horizontal or directional wells. | ~94% of their rigs are drilling horizontal or directional wells. | ~71% of their rigs are drilling horizontal or directional wells. |
| ~13% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs. | ~31% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs. | ~32% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs. |

Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

# Replacement Cycle Expected to Continue

**As of September 2016**
**(~530 Active Rigs in U.S. Land By Power Type)**


Mechanical
Rigs
20%
SCR Rigs
17%
AC Drive
Rigs
63%

**As of October 2008 (Peak)**
**(~1,925 Active Rigs in U.S. Land By Power Type)**


AC Drive
Rigs
15%
Mechanical
Rigs
51%
SCR Rigs
34%

**As of October 2014 (Peak)**
**(~1,930 Active Rigs in U.S. Land By Power Type)**


Mechanical
Rigs
31%
AC Drive
Rigs
41%
SCR Rigs
28%

Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

H&P’s Lead in U.S. Land 1,500 hp AC Drive Rigs Most Advanced Fleet * The above estimates corresponding to U.S. lower 48 1,500 hp AC Drive fleets are derived from Rig Data and corporate filings. ** Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN, and PDS.

H&P’s U.S. Land Activity and Pricing Comments H&P’s U.S. Land segment has approximately 96 contracted rigs generating revenue, including 92 rigs generating revenue days as of October 4, 2016 (~9% of the 92 rigs remain idle and on standby dayrates). Average FlexRig spot pricing is in the mid-teens or down by more than 35%, as compared to spot pricing at the peak in November 2014. There have been no early contract terminations since July 2016.

H&P Very Well Positioned to Gain Share Market Leader Note: The above estimates are derived from multiple sources including Rig Data and corporate filings. Idle 1,500 hp AC Drive Land Rigs (as of September 2016)

H&P’s U.S. Land Fleet Activity (1) Includes rigs on standby dayrates. Includes completed new builds pending delivery and not generating revenue days. (2)

Leading U.S. Unconventional Driller (98 H&P Contracted Land Rigs as of 10/4/16*) * Includes 2 announced new FlexRigs with customer commitments scheduled for delivery in calendar 2016.

Drawworks Horsepower FlexRig Type Rig Power Type H&P U.S. Land Fleet (Contracted Rigs as of 10/4/16) Most Advanced Fleet ** Pad* AC Drive FlexRigs * Optimal for multiple-well pad drilling applications. ** Most of the “Other FlexRigs” can be upgraded to Pad* FlexRigs.

Technology & Quality Service Make a Difference (1) Does not include the impact of early contract termination revenue. (2) Represents weighted-average rig margin per day for PTEN, NBR, PDS, and UNT. H&P’s Margin Premium (1) (2) Most Advanced Fleet

Performance is Not Only About Better Rigs Our competitive advantage is also about: People Safety Experience Training Culture Support Structure Processes Organizational Network Maintenance Supply Chain

Ongoing U.S. Land Market Trends Unconventional plays continue to shape the landscape. Well designs are increasingly complex, including longer laterals and more challenging drilling requirements. Customers continue to focus on safety, efficiency, technology, and reliable drilling performance. AC drive rigs are best suited and continue to be upgraded for more demanding drilling requirements. The replacement cycle is expected to continue.

Increasing Focus on More Difficult Drilling

H&P’s Long Term Strategy Innovation Technology Safety, operational excellence and reliability Customer satisfaction Financial strength

Additional References

Estimated H&P Activity as of October 4, 2016 Rigs Working/ Contracted 96 96 0 7 16 119 Rigs Available 348 346 2 9 38 395 2 397 % Contracted 28% 28% 0% 78% 42% 30% U.S. Land AC Drive FlexRigs SCR Fleet Offshore International Land Total FlexRig Construction Total Fleet (3) (1) (2) 56% are FlexRigs that are optimal for multiple-well pad drilling applications. 78% are FlexRigs that are optimal for multiple-well pad drilling applications. Reflects announced new build commitments under term contracts.

H&P’s Lead in U.S. Land AC Drive Rigs Most Advanced Fleet * The above estimates corresponding to U.S. lower 48 AC Drive fleets are derived from Rig Data and corporate filings. ** Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN, and PDS.

# U.S. Activity by Well and Rig Type

## ~530 Active U.S. Land Rigs (September 2016)



Vertical Wells Being Drilled 11%
Vertical All Rigs
Horizontal or Directional Wells Being Drilled with SCR or Mechanical Rigs 27%
Horiz & Dir SCR & Mech Rigs
Horiz & Dir AC Drive Rigs
Horizontal or Directional Wells Being Drilled with AC Drive Rigs, 62%

Note: The above estimates corresponding to rig activity and rig type are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

H&P U.S. Land Fleet (Idle Rigs as of 10/4/16) Pad* AC Drive FlexRigs Drawworks Horsepower Most Advanced Fleet ** * Optimal for multiple-well pad drilling applications. ** Most of the “Other FlexRigs” can be upgraded to Pad* FlexRigs. FlexRig Type Rig Power Type

Contracted Idle Total Long-term Contracts Argentina 11 8 19 10 Bahrain 1 2 3 Colombia 2 6 8 1 Ecuador 6 6 U.A.E. 2 2 2 Total 16 22 38 13 H&P’s International Land Operations Rigs on term contract that have greater than or equal to 180 days remaining. Some of the 10 contracted rigs in Argentina are on standby dayrates. 12 of 25 FlexRigs, included in the international fleet of 38 rigs, are under long-term contracts. (3) Rig Fleet Status (as of October 4, 2016) (1) (2)

# H&P Global Fleet Under Term Contract

## Number of Rigs Already Under Long-Term Contracts*

(Estimated Quarterly Average, Including Announced New Builds - as of 10/4/16)

| Segment | Q4 FY16 | Q1 FY17 | Q2 FY17 | Q3 FY17 | Q4 FY17 | Q1 FY18 | Q2 FY18 |
|---|---|---|---|---|---|---|---|
| **U.S. Land** | 67.5 | 66.4 | 65.9 | 63.1 | 53.3 | 47.1 | 37.7 |
| **International Land** | 14.0 | 14.0 | 14.0 | 13.0 | 12.0 | 12.0 | 12.0 |
| **Offshore** | 2.0 | 2.0 | 2.0 | 2.0 | 2.0 | 2.0 | 2.0 |
| **Total** | **83.5** | **82.4** | **81.9** | **78.1** | **67.3** | **61.1** | **51.7** |

* The above term contract coverage excludes long-term contracts for which the Company received early contract termination notifications as of 10/4/16. Given notifications as of 10/4/16, the Company expects to generate approximately $30 million in the fourth fiscal quarter of 2016 and over $40 million thereafter from early terminations corresponding to long-term contracts. About 50% of the mentioned early termination revenues that the Company expects to be recognized after the third fiscal quarter of 2016 have already been invoiced and collected and were included in the current liability section of our June 30, 2016 balance sheet as deferred revenue. All of the above rig contracts include provisions for early termination fees. Some of the new build deliveries may be delayed in exchange for compensation from customers, but the corresponding total backlog would remain the same or potentially increase.

Strong Backlog

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency AC technology providing precise control and increased capability Computerized electronic driller more precisely controls down-hole parameters FlexRig designs are suited for both efficient well to well moves and multiple-well pad applications Accelerated well programs and NPV gains A safer and more environmentally friendly workplace Fleet size and uniformity Total well cost savings even at premium dayrates H&P’s FlexRig Advantage Most Advanced Fleet

Theoretical 20% Efficiency 40% Efficiency Base Case Improvement Improvement 1. Drilling days average 13.5 10.8 8.1 Other days average 5.0 4.0 3.0 Moving days average (several multi-well pads) 1.5 1.2 0.9 Total rig days per well 20.0 16.0 12.0 Efficiency (Reduced Well Cycle Time) - 20% 40% 2. Drilling contractor dayrate $15,000 $20,000 $25,000 Operator’s other intangible (services) $35,000 $35,000 $35,000 cost per day estimate Total daily cost estimate $50,000 $55,000 $60,000 Total cost per well (daily services) $1,000,000 $880,000 $720,000 3. Total well savings for customer – per well $120,000 $280,000 (12% Savings) (28% Savings) per year $2.74 MM $8.52 MM 4. Incremental number of wells per rig per year 4.6 wells 12.2 wells The Value Proposition: The Power of Efficiency

Ten-Year Relative Shareholder Return Source: Thomson Reuters as of September 30, 2016.

Land Drilling Market Valuations Source: Thomson Reuters as of September 30, 2016.

Oil vs. Natural Gas Directed Rig Count

Oil and Natural Gas Prices Source: Energy Information Administration and Thomson Reuters. Oil Prices Natural Gas Prices